UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2009

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On August 19, 2009, M-tron Industries, Inc. (“Mtron”) and Piezo Technology Inc. (“Piezo”, and together with Mtron, “MtronPTI”), each a wholly owned subsidiary of The LGL Group, Inc. (the “Company”), entered into an Amended & Restated Loan Agreement (the “Revised Loan Agreement”), dated as of August 18, 2009, with First National Bank of Omaha, a national banking association (“FNBO”).  The Revised Loan Agreement amended and restated that certain loan agreement, dated October 14, 2004, by and between MtronPTI and FNBO, as amended (the “Original Loan Agreement”).  A copy of the Revised Loan Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Revised Loan Agreement amended certain terms of an existing revolving credit facility (the "Revolving Loan”) and a term loan (the “Term Loan”) provided under the Original Loan Agreement.  The terms of the Revolving Loan were amended as follows: (i) the amount of the Revolving Loan was reduced to $4,000,000 from $5,500,000; (ii) the interest rate was changed to 30-day LIBOR plus 4.75% from 30-day LIBOR plus 2.10% (not to go below 4.00%); (iii) the maturity date was extended to June 30, 2010; and (iv) an annual unused commitment fee of 0.50%, payable quarterly, was added.  The interest rate on the Term Loan, which has an outstanding balance of approximately $1,058,000, is the greater of the National Prime Rate plus 50 basis points, or 4.50%.  The terms of the Revolving Loan are evidenced by a revolving note, (the “Revolving Note”), and the terms of the Term Loan are evidenced by a term note, (the “Term Note”), forms of which are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

The Revised Loan Agreement also amended or added certain covenants under the Original Loan Agreement, including but not limited to as follows: (i) reducing the minimum tangible net worth of MtronPTI to $5,500,000 from $7,000,000 and allowing MtronPTI to include a cash infusion from the Company in its calculation of its tangible net worth; (ii) allowing MtronPTI to include a cash infusion from the Company in its calculation of its fixed charge coverage ratio (not less than 1.20 to 1.00); and (iii) barring MtronPTI from making payments to the Company, including but not limited to interest payments on intercompany debt and management fees.

All outstanding obligations of MtronPTI under the Revised Loan Agreement are collateralized by a first priority security interest in all of the assets of MtronPTI (including general intangibles, but excluding real estate).  The Company continues to guaranty the obligations of MtronPTI under the Revised Loan Agreement pursuant to an unconditional guaranty, dated as of August 18, 2009 (the “Guaranty”), a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

The foregoing descriptions of the Revised Loan Agreement, the Revolving Note, the Term Note and the Guaranty are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Amended & Restated Loan Agreement, dated as of August 18, 2009, by and between M-tron Industries, Inc., Piezo Technology, Inc. and First National Bank of Omaha.
10.2	Form of Revolving Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of First National Bank of Omaha.
10.3	Form of Term Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of First National Bank of Omaha.
10.4	Unconditional Guaranty, dated as of August 18, 2009, by The LGL Group, Inc. for the benefit of First National Bank of Omaha.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 24, 2009	THE LGL GROUP, INC.

	By:	/s/ Harold D. Castle
		Name:	Harold D. Castle
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended & Restated Loan Agreement, dated as of August 18, 2009, by and between M-tron Industries, Inc., Piezo Technology, Inc. and First National Bank of Omaha.
10.2	Form of Revolving Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of First National Bank of Omaha.
10.3	Form of Term Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of First National Bank of Omaha.
10.4	Unconditional Guaranty, dated as of August 18, 2009, by The LGL Group, Inc. for the benefit of First National Bank of Omaha.